Exhibit 15.2

Consent of Han Kun Law Offices

To:

Waterdrop Inc.

Block C, Wangjing Science and Technology Park

No. 2 Lize Zhonger Road

Chaoyang District, Beijing 100102

People’s Republic of China

Date: April 17, 2023

Dear Sirs,

We consent to the reference to our firm under the headings “Item 3.D—Risk Factors—Risks Related to Our Corporate Structure” and “Item 4.C—Organizational Structure—Contractual Arrangements with the Variable Interest Entities and Their Shareholders” in Waterdrop Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022, which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof, and further consent to the incorporation by reference of the summaries of our opinion under these headings into the Registration Statement on Form S-8 (File No. 333-261408). We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2022.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES